For immediate release	Contact:	Mark Hendrix
(202) 835-5162

RIGGS REJECTS PNC DEMANDS AND SUES PNC FOR DAMAGES

— Provides Indications of 2004 Fourth Quarter and Year-End Results —

Washington, D.C., February 7, 2005 — Riggs National Corporation (Nasdaq: RIGS) today reported that its Board of Directors has unanimously rejected the terms and conditions demanded by The PNC Financial Services Group, Inc. in order for PNC to proceed with consummation of their previously announced Merger Agreement. Riggs today has sent a letter informing PNC that its actions constituted an anticipatory repudiation of the Merger Agreement and that Riggs is now entitled to discuss merger combinations with other interested parties. Riggs also said that it had been damaged by PNC’s decision not to proceed with the merger after Riggs had devoted the last six months preparing for the merger and taking various actions at PNC’s insistence. Accordingly, Riggs has filed suit against PNC in Superior Court for the District of Columbia to hold PNC responsible for its wrongdoing and for the resulting damages it has caused, or, alternatively, to require PNC to uphold its end of the agreement and proceed with the merger in accordance with the agreement.

Notwithstanding the continued stability of Riggs’ core franchise and the actions Riggs has taken to resolve its regulatory issues, PNC demanded revised terms and conditions in order for it to proceed with consummation of the merger agreement that it was informed Riggs would not accept, including requiring Riggs to: agree to a sharp reduction in the agreed-upon $24.25 per share purchase price; settle at least one private litigation pre-closing and settle or reserve against several other outstanding private litigations, even though Riggs believes these claims are without merit; and meet new and unspecified financial and other conditions. Specifically, PNC most recently proposed a transaction in which Riggs’ shareholders would receive tentative “upfront” consideration of approximately $19.32 per share (which remained subject to possible downward adjustment) and a contingent security that could pay up to approximately $0.83 per share.

Riggs stated, “PNC knew that its revised terms and conditions would be unacceptable to Riggs. In addition to the price, we are particularly disturbed by PNC’s new insistence that Riggs settle or reserve against private litigation as a condition of closing, even though we believe these claims are without merit.”

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RIGGS NATIONAL CORPORATION
February 7, 2005

Riggs continues to believe that the interests of its shareholders and other constituencies will be best served by a combination with a larger institution and Riggs will continue to pursue this strategic goal.

Riggs also today reported that, for the fourth quarter ended December 31, 2004, it will incur a net loss of approximately $60 million. For the year ended December 31, 2004, Riggs expects to incur a net loss of approximately $100 million. Riggs is in the process of finalizing its 2004 fourth quarter and full year results.

Riggs’ fourth quarter 2004 results were adversely affected by approximately $20 million in expenses related to the Company’s Bank Secrecy Act (BSA) compliance efforts and various investigations and lawsuits. The Company also incurred a previously reported $16 million fine paid to federal authorities, an $8 million reserve for litigation, and $17 million in estimated expenses related to the implementation of its previously announced exit or sale of its international banking businesses.

During 2004, Riggs made the strategic decision to concentrate its full resources on its domestic banking business in the Greater Washington, D.C. area and has exited or is in the process of exiting all businesses not related to domestic banking. Since early in 2003, Riggs has invested significantly in compliance systems and staff and established improved procedures and policies. Most of the compliance issues Riggs faced with regulators were related to businesses it now has exited.

For the 12 months ended December 31, 2004, Riggs’ expenses included approximately $49 million related to the Company’s BSA compliance efforts and various investigations and lawsuits, an additional $49 million in fines and settlements, and approximately $25 million related to the implementation of the Company’s previously announced sale of its international banking businesses.

Consistent with the Company’s strategy of building its domestic banking business, Riggs is closing its London branch, which will complete the exit or sale of all of its international operations. The anticipated additional costs related to exiting the branch will be approximately $13 million for 2004 and 2005. As a result, total expected costs to exit the international business in 2004 and beyond will be approximately $36 million. The $13 million of additional costs included an approximately $10 million tax write-off incurred in the fourth quarter of 2004, and an additional $3 million charge from foreign exchange anticipated in the first quarter of 2005.

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RIGGS NATIONAL CORPORATION
February 7, 2005

Riggs National Corporation and Riggs Bank N.A. continue to maintain capital levels above all bank regulatory capital requirements for “well capitalized” status. The Corporation’s total regulatory capital exceeds $600 million. At December 31, 2004, Riggs National Corporation had $47 million in cash and equivalents after a $29.5 million capital contribution to Riggs Bank N.A. made in the fourth quarter of 2004 by the Corporation. Riggs Bank N.A.’s total regulatory capital exceeds $450 million. At December 31, 2004, Riggs Bank N.A. had in excess of $1.1 billion of liquidity. At December 31, 2004, Riggs had loans of approximately $3.1 billion, deposits (excluding brokered deposits) of approximately $3.0 billion, and non-performing assets of approximately $400,000.

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Riggs National Corporation, the largest bank holding company headquartered in the nation’s capital, has 51 branches in the Washington, D.C. metropolitan area. Riggs commands the largest market share in the District of Columbia and specializes in banking and financial management products and services for individuals, nonprofit organizations, and businesses.

This press release includes forward-looking statements (as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended) that reflect Riggs’ current expectations and projections about future results, performance, prospects and opportunities, and include, without limitation, the references in this press release to implementation of business strategies, statements about regulatory actions, anticipated cost savings and losses, efficiency gains, performance, the proposed transaction with PNC, and other effects of the initiatives described above. Riggs has attempted to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “estimate,” “could” or similar expressions. These forward-looking statements are based on information currently available and are subject to a number of risks, uncertainties and other factors that could cause actual results, performance, prospects or opportunities in 2005 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks include, but are not limited to, certain risks and uncertainties that may affect the operations, performance, development, growth projections and results of the business. More specifically, these risks include the growth of (or decline in) the economy, changes in credit quality or interest rates, changes in value of venture capital investments in the technology and other sectors, timing of technology enhancements for products and operating systems, the impact of competitive products, services and pricing, customer business requirements, Congressional legislation, regulatory oversight, investigations, the unfavorable resolution of legal proceedings or government inquiries, the denial of insurance coverage for claims made by Riggs, actions of the OCC and the Federal Reserve, regulatory, supervisory or enforcement actions of government agencies, the ability to successfully wind down and/or sell its international business operations, general economic conditions—both domestic and international—and similar matters. In addition, the continuing impact of the September 11, 2001 terrorist attacks on the U.S. and global economy, the possibility of additional attacks, and international political conditions also may be an important factor or make the occurrence of one or more of the aforementioned risks or factors more likely.

Do not place undue reliance on any forward-looking statements. Riggs undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

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